--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A



                               (AMENDMENT NO. 1)


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 18, 1999

                                PLD TELEKOM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         0-20444                       13-3950002
(STATE OR OTHER JURISDICTION OF           (COMMISSION                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           FILE NUMBER)                       ID NO.)


         505 PARK AVENUE, 21ST FLOOR                               10022
              NEW YORK, NEW YORK                                 (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 527-3800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PLD TELEKOM INC. HEREBY AMENDS THIS CURRENT REPORT ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1999.


ITEM 5.  OTHER EVENTS.

     On May 18, 1999 PLD Telekom Inc. (the "Company") entered into an agreement (the "Merger Agreement") with MMG International Group, Inc. ("MMG") pursuant to which the Company would merge with Moscow Communications, Inc., a newly formed, wholly owned subsidiary of MMG.

     MMG is a global communications company engaged in the development and operation of a variety of communications businesses, including cellular telecommunications, fixed telephony, international and long distance telephony, cable television, paging and radio broadcasting, in Eastern Europe, the former Soviet Union, China and other selected emerging markets. Its common stock is listed on the American and Pacific Stock Exchanges, under the symbol MMG.

     Upon consummation of the merger (the "Merger"), the Company will become a wholly owned subsidiary of MMG, and the holders of shares of common stock (the "Common Stock") of the Company will receive shares of MMG on the basis of an exchange ratio determined in the manner set forth below:

     (a) if the Average MMG Stock Price (as defined below) is less than $6.25 and equal to or greater than $5.25, the exchange ratio will be equal to $3.50 divided by the Average MMG Stock Price;

     (b) if the Average MMG Stock Price is equal to or greater than $6.25 and less than or equal to $8.00, the exchange ratio will be 0.56;

     (c) if the Average MMG Stock Price is greater than $8.00, the exchange ratio will be equal to $4.48 divided by the Average MMG Stock Price; and

     (d) if the Average MMG Stock Price is less than $5.25, then the exchange ratio will be 0.6667. However, the Company has the right to terminate the Merger Agreement if the Average MMG Stock Price is less than $5.25 if MMG does not agree to increase (or "top up") the exchange ratio to an amount equal to $3.50 divided by the Average MMG Stock Price, and the further right to terminate the Merger Agreement in all events (without MMG having any "top up" right) if the Average MMG Stock Price is less than $4.00.

     The "Average MMG Stock Price" is to be determined by taking the average of the daily closing prices of the common stock of MMG on the American Stock Exchange Composite Transactions Tape for the twenty consecutive trading days ending on the third business day immediately prior to the meeting of the shareholders of the Company which will be called to approve the Merger.


     The Company's Series II and Series III Preferred Shares will be redeemed for cash for a redemption price of Cdn. $1.00 per share. Outstanding options and warrants to acquire the Company's Common Stock will be converted into options and warrants of MMG on the basis of the exchange ratio, and any of the Company's 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes"), which are not exchanged under the terms of the exchange offer described below and are still outstanding, will be assumed by MMG and may be convertible into common stock of MMG also on the basis of the exchange ratio.


     Salomon Smith Barney Inc., who have acted as financial advisors to the Company, have opined to the Board of Directors of the Company that the exchange ratio is fair from a financial point of view to the Company, and Donaldson, Lufkin & Jenrette Securities Corporation, who have acted as financial advisors to MMG, have opined to the Board of Directors of MMG that the exchange ratio is fair from a financial point of view to MMG.

     In connection with the Merger Agreement, News America Incorporated ("News America") which, through an affiliate, owns approximately 38% of the Company's Common Stock, has entered into an agreement (the "Voting Agreement") with MMG pursuant to which News America has agreed to vote its Common Stock in favor of the Merger Agreement and not to vote for, solicit, discuss or support any other transaction involving the Company which could have the effect of interfering with, preventing or materially delaying the Merger.

     In addition, MMG has entered into a bridge loan agreement with the Company pursuant to which MMG has agreed to lend the Company up to $7 million secured by an approximately 58% interest in the Company's subsidiary, Technocom Limited ("Technocom") at an annual interest rate of 10% to fund its ongoing operations during the period from the execution of the Merger Agreement to the date that the Merger is consummated (or the Merger Agreement is terminated).

     The consummation of the Merger Agreement is subject to a number of conditions, including the approval of the Merger by the shareholders of the Company and of MMG, the receipt of various governmental clearances and consents, the absence of any material adverse change in the Company's or MMG's respective businesses and operations and other customary closing conditions. In addition, it is subject to a number of other conditions, as follows:


     (a) Exchange Offer. At least 95% in aggregate principal amount of each of the Company's 14% Senior Discount Notes due 2004 (the "Senior Notes") and of the Convertible Notes (and, together with the Senior Notes, the "Outstanding Company Notes") shall have amended the indentures governing the Outstanding Company Notes (the "Existing Indentures") and exchanged such Notes for new 10 1/2% Senior Notes due 2007 of MMG (the "New MMG Notes"). In this connection substantially all of the holders of the Outstanding Company Notes have entered into an agreement with MMG, subject to the consummation of the Merger and certain other conditions, to: (i) defer to the date the Merger is consummated all interest payable on the Outstanding Company Notes during the period from the execution of the Merger Agreement to the date the Merger is consummated; (ii) amend the Existing Indentures, and (iii) tender all Outstanding Company Notes held by them for New MMG Notes.



     (b) Modification of Travelers Revolving Credit Agreement. The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Travelers Parties") shall have consummated the transactions contemplated by a note and warrant modification agreement (the "Travelers Note Modification Agreement") entered into between them simultaneous with the execution of the Merger Agreement. Under the Travelers Note Modification Agreement the Travelers Parties have agreed not to exercise any warrants held by them, or certain other rights which they have due under the Revolving Credit and Warrant Agreement dated November 26, 1997 with the Company, as amended (the "Travelers Revolving Credit Agreement"), until the Merger is consummated (or the Merger Agreement is terminated). In addition, MMG and the Travelers Parties have agreed that, in the event that the Merger is consummated:
         (i) the guarantees given by News America with respect to $3.1 million of the amount due to the Travelers Parties will be released; (ii) the amount due to the Travelers Parties will be paid, as to $8.5 million, on the date the Merger is consummated, and as to the remaining $4.92 million in August 2000, together with interest at an annual rate of 10.5%; (iii) in lieu of their rights under the Travelers Revolving Credit Agreement to receive warrants to purchase Common Stock of the Company, the Travelers Parties will receive at closing 100,000 shares of the Company's Common Stock (which will be converted at closing into shares of MMG at the applicable exchange ratio) and 10-year warrants to purchase 700,000 shares of common stock of MMG at a price based upon 125% of the average closing price of such common stock during December 2000, but not to be less than $10 per share or more than $15 per share; and (iv) the Travelers Revolving Credit Agreement will be amended and restated to reflect the foregoing matters and to provide certain additional guarantees of the amounts due to the Travelers Parties.


     (c) News Letter Agreement. News America and MMG shall have consummated the arrangements contemplated by a letter agreement (the "News Letter Agreement") entered into between them simultaneous with the execution of the Merger Agreement. Under the News Letter Agreement News America has agreed not to exercise any rights under its Revolving Credit Agreement dated as of September 30, 1998 with the Company, as amended (the "News Revolving Credit Agreement") until the Merger is consummated (or the Merger Agreement is terminated), and MMG has agreed that, on the date that the Merger is consummated, it will cause: (i) the amount advanced by News America under the News Revolving Credit Agreement, namely, $6.45 million, to be repaid in full, together with interest at an annual rate of 10% (in lieu of the 20% rate specified in the News Revolving Credit Agreement); and (ii) the guarantees given by News America to the Travelers Parties to be cancelled.

     (d) Technocom Put/Call Agreement. The Company shall have completed the purchase of the shares of Technocom from Plicom Limited ("Plicom") and Elite International Limited ("Elite") in accordance with option modification agreements with each of them (the "Option Modification Agreements") being entered into simultaneous with the execution of the Merger Agreement. Under the Option Modification Agreements, Plicom and Elite have agreed not to exercise their rights under their current put and call agreements with the Company to require the Company to purchase their interests in Technocom (currently exercisable after June 30, 1999) until the Merger is consummated (or the Merger Agreement is terminated), and the Company has agreed that, on the date that the Merger is consummated, it will purchase Plicom's remaining 14.57% interest in Technocom for $8.75 million, and Elite's remaining 5.03% interest in Technocom for $3.85 million, such sums representing 50% of the amounts to which such parties would have otherwise been entitled had they exercised their rights under their current put and call agreements. In addition, the Company has agreed to pay various other amounts due to Plicom and to cause its release from any guarantees of obligations undertaken at the request of the Company, and various other agreements with Plicom and Elite will be terminated.

     The Merger Agreement and the Merger have been unanimously approved by the Boards of Directors of both MMG and the Company, and each Board is recommending their approval by their respective stockholders.

     The Merger Agreement may be terminated in its entirety by either MMG or the Company in the event that the other is in material breach of the Merger Agreement, or in the event that the stockholders of both companies do not approve the Merger or that the Merger is not otherwise consummated by October 31, 1999. MMG also has the right to terminate the Merger Agreement in the event that the Board of Directors of the Company withdraws or modifies its approval of the Merger or recommends (or fails to recommend against) a different transaction to the stockholders of the Company.

     In the event that MMG terminates the Merger Agreement as a result of the Company's Board of Directors withdrawing or modifying its approval of the Merger or recommending (or failing to recommend against) another transaction, or as a result of a material breach by the Company of the Merger Agreement, or as a result of the stockholders of the Company not approving the Merger at a time when a different transaction had been announced, the Company will pay MMG a termination fee of $6.25 million plus its expenses (up to a maximum of $1 million).

     The Company hereby incorporates by reference the press release relating to the Merger and the related transactions, which is attached hereto as Exhibit
99.1 and made a part hereof, into this Item 5.

     In addition, the Merger Agreement among MMG, Moscow Communications, Inc. and the Company, together with the agreements entered into by the Company in connection with the Merger Agreement, are filed as exhibits to this Report, and are incorporated into and made a part of this Item 5.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired: None

     (b) Pro Forma Financial Information: None

     (c) Exhibits:


    99.1  Press Release, dated May 18, 1999.
    99.2 Agreement and Plan of Merger, dated as of May 18, 1999, among Metromedia International Group, Inc., Moscow
          Communications, Inc. and PLD Telekom Inc.
    99.3  Bridge Loan Agreement, dated as of May 18, 1999, between PLD
          Telekom Inc., as borrower, and Metromedia International
          Group, Inc., as lender.
    99.4 Pledge and Security Agreement, dated as of May 18, 1999, between PLD Telekom Inc., as pledgor, and Metromedia
          International Group, Inc.
    99.5 Agreement to Exchange and Consent, dated as of May 18, 1999, entered into between Metromedia International Group, Inc.
          and the holders of PLD Telekom Inc.'s outstanding 14% Senior
          Discount Notes due 2004 and 9% Convertible Subordinated
          Notes due 2006.
    99.6  Letter Agreement, dated as of May 18, 1999, among Metromedia
          International Group, Inc., PLD Telekom Inc., The Travelers
          Insurance Company and The Travelers Indemnity Company.
    99.7  Letter Agreement, dated as of May 18, 1999, between
          Metromedia International Group, Inc. and News America
          Incorporated.
    99.8  Plicom Option Modification Agreement, dated as of May 18,
          1999, by and among Metromedia International Group, Inc., PLD
          Telekom Inc., Technocom Limited, Plicom Limited, Elite
          International Limited, Mark Klabin and Boris Antoniuk.
    99.9  Elite Option Modification Agreement, dated as of May 18,
          1999, by and among Metromedia International Group, Inc., PLD
          Telekom Inc., Technocom Limited, Elite International Limited and Boris Antoniuk.
   99.10  Voting Agreement, dated as of May 18, 1999, among Metromedia
          International Group, Inc., PLD Telekom Inc., News America
          Incorporated and News PLD LLC.
   99.11 Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, Inc., PLD Telekom
          Inc., News America Incorporated and News PLD LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PLD TELEKOM INC.

                                          By:       /s/ SIMON EDWARDS
                                            ------------------------------------
                                                       Simon Edwards
                                                  Chief Financial Officer
                                                       and Treasurer


Date: August 30, 1999

                                 EXHIBIT INDEX


EXHIBIT
-------
  99.1    Press Release, dated May 18, 1999.
  99.2    Agreement and Plan of Merger, dated as of May 18, 1999,
          among Metromedia International Group, Inc., Moscow
          Communications, Inc. and PLD Telekom Inc.
  99.3    Bridge Loan Agreement, dated as of May 18, 1999, between PLD
          Telekom Inc., as borrower, and Metromedia International
          Group, Inc., as lender.
  99.4    Pledge and Security Agreement, dated as of May 18, 1999,
          between PLD Telekom Inc., as pledgor, and Metromedia
          International Group, Inc.
  99.5    Agreement to Exchange and Consent, dated as of May 18, 1999, entered into between Metromedia International Group, Inc.
          and the holders of PLD Telekom Inc.'s outstanding 14% Senior
          Discount Notes due 2004 and 9% Convertible Subordinated
          Notes due 2006.
  99.6    Letter Agreement, dated as of May 18, 1999, among Metromedia
          International Group, Inc., PLD Telekom Inc., The Travelers
          Insurance Company and The Travelers Indemnity Company.
  99.7    Letter Agreement, dated as of May 18, 1999, between
          Metromedia International Group, Inc. and News America
          Incorporated.
  99.8    Plicom Option Modification Agreement, dated as of May 18,
          1999, by and among Metromedia International Group, Inc., PLD
          Telekom Inc., Technocom Limited, Plicom Limited, Elite
          International Limited, Mark Klabin and Boris Antoniuk.
  99.9    Elite Option Modification Agreement, dated as of May 18,
          1999, by and among Metromedia International Group, Inc., PLD
          Telekom Inc., Technocom Limited, Elite International Limited
          and Boris Antoniuk.
 99.10    Voting Agreement, dated as of May 18, 1999, among Metromedia
          International Group, Inc., PLD Telekom Inc., News America
          Incorporated and News PLD LLC.
 99.11    Registration Rights Agreement, dated as of May 18, 1999,
          among Metromedia International Group, Inc., PLD Telekom
          Inc., News America Incorporated and News PLD LLC.